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                                                                      Exhibit 23




                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report on Form 10-K of Fluor Corporation of our report dated November 29, 1994, included in the 1994 Annual Report to stockholders of Fluor Corporation.

We also consent to the incorporation by reference in the Registration Statements and related Prospectuses pertaining to: Form S-8 No. 33-31440 for the 1988 Fluor Executive Stock Plan; Form S-8 No. 2-77532 for the 1982 Fluor Incentive Stock Option Plan, 1981 Fluor Executive Stock Plan, 1977 Fluor Executive Stock Plan and 1971 Fluor Stock Option Plan; and Form S-8 No. 2-72712 for the Fluor Corporation Salaried Employees' Savings Investment Plan of our report dated November 29, 1994, with respect to the consolidated financial statements of Fluor Corporation incorporated by reference and included in the Annual Report on Form 10-K for the year ended October 31, 1994.



                                                                   ERNST & YOUNG


Orange County, California
January 27, 1995